Exhibit 99.1

Proto Labs Reports Record Revenue for the Second Quarter 2017

Quarterly Revenue Increases 9.4% to a Record $82.0 million

Quarterly Net Income Increases 13.0% to $12.1 million

MAPLE PLAIN, Minn. – July 27, 2017 – Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled, quick-turn, on-demand manufacturer, today announced financial results for the second quarter ended June 30, 2017.

Second Quarter 2017 Highlights include:

●	Revenue for the second quarter of 2017 was $82.0 million, 9.4 percent above revenue of $75.0 million in the second quarter of 2016.
●	The number of unique product developers and engineers served totaled 16,174 in the second quarter of 2017, an increase of 18.8 percent over the second quarter of 2016.
●

Net income for the second quarter of 2017 was $12.1 million, or $0.45 per diluted share. Non-GAAP net income, excluding the after-tax expense of stock compensation, amortization of intangibles, legal settlements and unrealized foreign currency gains, was $13.1 million, or $0.49 per diluted share. See “Non-GAAP Financial Measures” below.

“We delivered record revenue this quarter with the Americas leading the way with 14.5 percent year-over-year growth,” said Vicki Holt, President and Chief Executive Officer. “Our revenue growth was driven by an 18.8 percent growth in the number of unique product developers we served this quarter, reflecting continued penetration of our market opportunity.”

Additional Second Quarter 2017 Highlights include:

●	Gross margin was 56.5 percent of revenue for the second quarter of 2017 compared with 56.4 percent for the second quarter of 2016.
●	Operating margin was 20.0 percent of revenue during the second quarter of 2017 compared to 19.8 percent of revenue for the second quarter of 2016.
●	The company generated $20.6 million in cash from operations during the second quarter of 2017.
●	Cash and investments balance increased to $217.9 million at June 30, 2017.

“We continue to execute on our initiative to expand our product envelope. Our recently launched on-demand manufacturing offering tailors our injection molding service to address the specific needs of the customer. This offering includes a suite of inspection reports, including a digital inspection report option, a lifetime mold guarantee and more competitive piece part pricing to the on-demand manufacturing customer” concluded Holt.

Non-GAAP Financial Measures

The company has included non-GAAP adjusted revenue growth that excludes the impact of changes in foreign currency exchange rates and non-GAAP adjusted revenue growth that excludes the impact of discontinued businesses, discontinued manufacturing processes, and unprofitable Alphaform 3D printing contracts in this press release to provide investors with additional information regarding the company’s financial results. Management believes these metrics are useful in evaluating the underlying business trends and ongoing operating performance of the company.

The company has also included non-GAAP operating margin, adjusted for stock-based compensation expense, amortization expense, impairment on assets and facilities-related charges (collectively, “non-GAAP operating margin”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has also included non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, impairment on assets, facilities-related charges, legal settlement and unrealized foreign currency activity (collectively, “non-GAAP net income”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has provided a reconciliation of GAAP to non-GAAP net income, the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP net income is used by the company’s management and board of directors to understand and evaluate operating performance and trends and provide useful measures for period-to-period comparisons of the company’s business. Accordingly, the company believes that non-GAAP net income provides useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its second quarter 2017 financial results today, July 27, 2017 at 8:30 a.m. ET. To access the call in the U.S. please dial 877-709-8150. Outside the U.S. please dial 201-689-8354. No participant code is required. A simultaneous webcast of the call will be available via the investor relations section of the Proto Labs website and the following link: http://edge.media-server.com/m/p/pcgxg5mm. A replay will be available for 14 days following the call on the investor relations section of Proto Labs’ website.

About Proto Labs, Inc.

Proto Labs is the world’s fastest digital manufacturing source for custom prototypes and low-volume production parts. The technology-enabled company uses advanced 3D printing, CNC machining and injection molding technologies to produce parts within days. The result is an unprecedented speed-to-market value for product designers and engineers worldwide. Visit protolabs.com for more information.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Proto Labs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Proto Labs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Proto Labs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Proto Labs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Investor Relations:

Daniel Schumacher, 763-479-7240

daniel.schumacher@protolabs.com

John Way, 763-479-7726

john.way @protolabs.com

Media Relations:

Bill Dietrick, 763-479-7664

bill.dietrick@protolabs.com

Proto Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$99,196	$68,795
Short-term marketable securities	48,272	39,477
Accounts receivable, net	42,211	34,060
Inventory	9,327	9,310
Income taxes receivable	-	445
Other current assets	5,915	5,697
Total current assets	204,921	157,784

Property and equipment, net	146,364	139,474
Long-term marketable securities	69,435	84,479
Goodwill	28,916	28,916
Other intangible assets, net	2,367	2,655
Other long-term assets	2,650	933
Total assets	$454,653	$414,241

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$14,147	$11,322
Accrued compensation	10,990	7,670
Accrued liabilities and other	4,530	4,435
Income taxes payable	1,383	-
Total current liabilities	31,050	23,427

Long-term deferred tax liabilities	8,613	7,003
Other long-term liabilities	4,186	3,978

Shareholders' equity	410,804	379,833
Total liabilities and shareholders' equity	$454,653	$414,241

Proto Labs, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue
Injection Molding	$46,792	$44,762	$94,708	$87,931
CNC Machining	24,180	19,854	46,152	38,729
3D Printing	10,873	9,099	20,958	18,209
Other	195	1,246	389	2,660
Total revenue	82,040	74,961	162,207	147,529

Cost of revenue	35,671	32,715	70,565	65,629
Gross profit	46,369	42,246	91,642	81,900

Operating expenses
Marketing and sales	14,630	11,453	27,617	22,395
Research and development	6,084	5,816	11,907	11,134
General and administrative	9,253	10,126	18,034	18,377
Total operating expenses	29,967	27,395	57,558	51,906
Income from operations	16,402	14,851	34,084	29,994
Other income, net	1,173	1,092	1,488	1,717
Income before income taxes	17,575	15,943	35,572	31,711
Provision for income taxes	5,489	5,252	11,286	10,358
Net income	$12,086	$10,691	$24,286	$21,353

Net income per share:
Basic	$0.46	$0.41	$0.91	$0.81
Diluted	$0.45	$0.40	$0.91	$0.80

Shares used to compute net income per share:
Basic	26,541,978	26,368,001	26,554,262	26,295,074
Diluted	26,649,152	26,561,148	26,710,217	26,526,629

Proto Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2017	2016
Operating activities
Net income	$24,286	$21,353
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,700	8,147
Stock-based compensation expense	3,958	3,541
Deferred taxes	1,608	403
Amortization of held-to-maturity securities	592	590
Loss on impairment of assets	-	455
Other	77	(1,095)
Changes in operating assets and liabilities	206	5,084
Net cash provided by operating activities	39,427	38,478

Investing activities
Purchases of property and equipment	(13,301)	(22,416)
Purchases of marketable securities	(20,037)	(38,304)
Proceeds from maturities of marketable securities	25,194	28,759
Purchases of other investments	(514)	-
Net cash used in investing activities	(8,658)	(31,961)

Financing activities
Acquisition-related contingent consideration	-	(400)
Proceeds from exercises of stock options and other	3,791	3,729
Repurchases of common stock	(4,410)	-
Net cash provided by (used in) financing activities	(619)	3,329
Effect of exchange rate changes on cash and cash equivalents	251	(168)
Net increase in cash and cash equivalents	30,401	9,678
Cash and cash equivalents, beginning of period	68,795	47,653
Cash and cash equivalents, end of period	$99,196	$57,331

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Net Income per Share
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, unrealized gain on foreign currency, legal settlement, impairment on assets and charges related to the exit of facilities

GAAP net income	$12,086	$10,691	$24,286	$21,353
Add back:
Stock-based compensation expense	2,242	1,809	3,958	3,541
Amortization expense	125	171	288	357
Impairment on assets	-	455	-	455
Facilities-related charges	-	418	-	418
Unrealized gain on foreign currency	(412)	(806)	(349)	(1,130)
Legal settlement	(417)	-	(417)	-
Total adjustments [1]	1,538	2,047	3,480	3,641
Income tax benefits on adjustments [2]	(501)	(773)	(1,079)	(1,310)
Non-GAAP net income	$13,123	$11,965	$26,687	$23,684

Non-GAAP net income per share:
Basic	$0.49	$0.45	$1.01	$0.90
Diluted	$0.49	$0.45	$1.00	$0.89

Shares used to compute non-GAAP net income per share:
Basic	26,541,978	26,368,001	26,554,262	26,295,074
Diluted	26,649,152	26,561,148	26,710,217	26,526,629

1 Stock-based compensation expense, amortization expense, impairment on assets, facilities-related charges, unrealized gain on foreign currency and legal settlement were included in the following GAAP consolidated statement of operations categories:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Cost of revenue	$237	$268	$434	$398
Marketing and sales	339	213	607	491
Research and development	279	480	501	774
General and administrative	1,512	1,892	2,704	3,108
Other income, net	(829)	(806)	(766)	(1,130)
Total adjustments	$1,538	$2,047	$3,480	$3,641

[2] For the three months ended June 30, 2017 and 2016, income tax effects were calculated reflecting an effective GAAP tax rate of 31.2% and 32.9%, respectively, and an effective non-GAAP tax rate of 31.3% and 33.5%, respectively. For the six months ended June 30, 2017 and 2016, income tax effects were calculated reflecting an effective GAAP tax rate of 31.7% and 32.7%, respectively, and an effective non-GAAP tax rate of 31.7% and 33.0%, respectively. Our GAAP tax rates for the three and six months ended June 30, 2017 and 2016 differ from our non-GAAP tax rates for the same periods due primarily to the mix of activity incurred in domestic and foreign tax jurisdictions.

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Operating Margin
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue	$82,040	$74,961	$162,207	$147,529
Income from operations	16,402	14,851	34,084	29,994
GAAP operating margin	20.0%	19.8%	21.0%	20.3%
Add back:
Stock-based compensation expense	2,242	1,809	3,958	3,541
Amortization expense	125	171	288	357
Impairment on assets	-	455	-	455
Facilities-related charges	-	418	-	418
Total adjustments	2,367	2,853	4,246	4,771
Non-GAAP income from operations adjusted for stock-based compensation expense, amortization expense, impairment on assets and facilities-related charges	$18,769	$17,704	$38,330	$34,765
Non-GAAP operating margin	22.9%	23.6%	23.6%	23.6%

Proto Labs, Inc.
Comparison of GAAP to Non-GAAP Revenue Growth
(In thousands)
(Unaudited)

	Three Months Ended			% Change	Six Months Ended			% Change
	June 30,		%	Constant	June 30,		%	Constant
	2017	2016	Change	Currencies[1]	2017	2016	Change	Currencies[1]
Revenues
United States	$63,353	$55,323	14.5%	14.5%	$123,529	$109,791	12.5%	12.5%
Europe	16,131	17,276	-6.6%	-1.9%	33,130	32,907	0.7%	6.1%
Japan	2,556	2,362	8.2%	11.5%	5,548	4,831	14.8%	15.8%
Total Revenue	$82,040	$74,961	9.4%	10.6%	$162,207	$147,529	9.9%	11.2%

[1] Revenue growth for the three- and six-month periods ended June 30, 2017 has been recalculated using 2016 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2017	2016	Change[2]	2017	2016	Change[2]
Revenues
Injection Molding	$46,792	$44,219	5.8%	$94,158	$86,612	8.7%
CNC Machining	24,180	19,854	21.8%	46,152	38,729	19.2%
3D Printing	10,873	9,019	20.6%	20,958	18,036	16.2%
Other	195	401	-51.4%	389	876	-55.6%
Total Revenue	$82,040	$73,493	11.6%	$161,657	$144,253	12.1%

[2] Revenue growth for the three- and six-month periods ended June 30, 2017 and 2016 has been recalculated to exclude revenue earned from two discontinued manufacturing processes, Metal Injection Molding (MIM) and Magnesium Thixomolding (Thixo), discontinued non-core resin resale business and unprofitable Alphaform 3D Printing contracts.

Proto Labs, Inc.
Revenue by Geography
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue:
United States	$63,353	$55,323	$123,529	$109,791
Europe	16,131	17,276	33,130	32,907
Japan	2,556	2,362	5,548	4,831
Total Revenue	$82,040	$74,961	$162,207	$147,529

Proto Labs, Inc.
Product Developer Information
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Unique product developers and engineers served	16,174	13,612	24,255	20,333

Note: the information above includes unique product developers and engineers who purchased our 3D Printed products in the United States and Europe through our web-based customer interface.  The information does not include 3D Printing and Injection Molding customers resulting from the Alphaform acquisition who do not utilize our web-based customer interface.